UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Principal Executive Officer
     On May 12, 2008, the Board of Directors of Artes Medical, Inc. (the “Company”) appointed Christopher J. Reinhard as the Company’s principal executive officer. Mr. Reinhard has been the Company’s Executive Chairman of the Board since June 2004. Since December 2003, Mr. Reinhard has also served as Chairman of the Board and Chief Executive Officer of Cardium Therapeutics, Inc., a publicly traded medical technology company. From July 2002 to December 2004, Mr. Reinhard served as Chief Executive Officer of Collateral Therapeutics, Inc., a publicly traded biotechnology company. Prior to the acquisition of Collateral Therapeutics, Inc. by Schering AG in July 2002, Mr. Reinhard worked for Collateral Therapeutics in a variety of roles from June 1995 to July 2002, including Chief Financial Officer and President. Mr. Reinhard holds a B.S. in Finance and an M.B.A. from Babson College. Mr. Reinhard is 54 years old.
     The Company and Mr. Reinhard have not entered into any new arrangements as a result of his appointment as the Company’s principal executive officer. Mr. Reinhard and the Company previously entered into a Change of Control Agreement which provides for (i) the acceleration of fifty percent (50%) of his unvested stock options in the event of a change of control and (ii) severance benefits in the event his employment with the Company or the surviving company ends by reason of an involuntary termination within three months prior to the closing date of a change of control or within 24 months following the closing date of the change of control. Mr. Reinhard has also previously entered into the Company’s standard forms of Indemnification Agreement and Proprietary Information and Inventions Agreement.
Resignation of Chief Executive Officer, President and Director
     On May 12, 2008, the Board of Directors accepted the resignation of Diane S. Goostree as the Company’s Chief Executive Officer and President and as a director on the Company’s Board of Directors. Ms. Goostree’s resignation did not result from any disagreement with the Company or its Board of Directors. The Company and Ms. Goostree are currently negotiating the terms of a Separation Agreement and General Release.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1
Press Release, dated May 12, 2008, announcing the resignation of Diane S. Goostree as the Company’s Chief Executive Officer and President and as a director on the Company’s Board of Directors and the appointment of Christopher J. Reinhard as the Company’s principal executive officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 12, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press Release, dated May 12, 2008, announcing the resignation of Diane S. Goostree as the Company’s Chief Executive Officer and President and as a director on the Company’s Board of Directors and the appointment of Christopher J. Reinhard as the Company’s principal executive officer.